PURCHASE AND SALE AGREEMENT
                                       AND
                        SUPPLEMENTAL ESCROW INSTRUCTIONS


                                     SELLER:

                                  KDC-AZ, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY
                      2425 EAST CAMELBACK ROAD, SUITE 1175
                             PHOENIX, ARIZONA 85016

                                     BUYER:

                           CAPITAL TITLE GROUP, INC.,
                             AN ARIZONA CORPORATION
                       14555 N. SCOTTSDALE ROAD, SUITE 320
                            SCOTTSDALE, ARIZONA 85254

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.   Agreement............................................................     1

2.   The Property.........................................................     1

3.   Purchase Price and Terms of Payment..................................     2

4.   Opening Date.........................................................     2

5.   Close of Escrow......................................................     3

6.   Earnest Money........................................................     3

7.   INTENTIONALLY OMITTED................................................     3

8.   Title Insurance......................................................     4

9.   INTENTIONALLY OMITTED................................................     4

10.  Conveyance of Property...............................................     6

11.  Maintenance of Property Prior to Closing.............................     6

12.  Possession...........................................................     6

13.  Seller's Representations and Warranties and
       Condition of Property..............................................     6

14.  Closing Deliveries...................................................     8
     (a)  Seller's Deliveries.............................................     8
     (b)  Buyer's Deliveries..............................................     9
     (c)  Post-Closing Deliveries.........................................     9

15.  Prorations and Closing Costs.........................................     9

16.  Defaults and Remedies................................................     9
     (a)  Seller's Remedies...............................................     9
     (b)  Buyer's Remedies................................................    10

17.  Condemnation.........................................................    10

18.  Commissions..........................................................    10

19.  Risk of Loss.........................................................    11

20.  Assignment...........................................................    11

21.  Notices..............................................................    11

22.  Merger...............................................................    12

                                                                            PAGE
                                                                            ----

23.  Time of the Essence..................................................    12

24.  Further Documentation................................................    12

25.  Governing Law........................................................    13

26.  Severability.........................................................    13

27.  Waivers..............................................................    13

28.  Attorneys' Fees......................................................    13

29.  Counterparts; Duplicate Originals....................................    13

30.  Time for Performance.................................................    13

31.  Construction and Completion of Improvements . . . . . .                  13

32.  Construction Contract ...............................................    14

33.  Letter of Credit ....................................................    14

34.  Subsidiary ..........................................................    14

                                LIST OF EXHIBITS

Exhibit A  -  Legal Description
Exhibit B  -  Plans and Specifications
Exhibit C  -  Contracts and Agreements
Exhibit D  -  Tangible Personal Property
Exhibit E  -  Promissory Note
Exhibit F  -  Assignment of Tenant's Interest in Ground Lease
Exhibit G  -  Bill of Sale
Exhibit H  -  Assignment and Assumption of Contracts
Exhibit I  -  Stock Subscription Contracts
Exhibit J  -  Contractor's Warranty

                          PURCHASE AND SALE AGREEMENT
                                       AND
                        SUPPLEMENTAL ESCROW INSTRUCTIONS

PARTIES:

        SELLER:            KDC-AZ, LLC, an Arizona
                           limited partnership
                           2425 E. Camelback Road, Suite 1175
                           Phoenix, Arizona  85016
                           Attn:  President
                           Phone:  602/955-4433

        BUYER:             CAPITAL TITLE GROUP, INC.,
                           an Arizona corporation
                           14555 N. Scottsdale Road, Suite 320
                           Scottsdale, Arizona  85254
                           Attn:  Donald R. Head, C.E.O.
                           Phone:  602/483-8868

        ESCROW             CAPITAL TITLE INSURANCE COMPANY
        AGENT:             2929 East Camelback Road, Suite 115
                           Phoenix, Arizona  85016
                           Phone:  602/956-3305
                           Escrow Officer:  Patty Marino
                           Escrow No.:

     1. AGREEMENT. Seller agrees to sell, and Buyer agrees to buy, the Property (as defined below) on the terms and conditions set forth in the printed form Escrow Instructions attached hereto and these Supplemental Escrow Instructions. The printed form Escrow Instructions and these Supplemental Escrow Instructions together constitute a binding and enforceable agreement (the "Agreement"). In the event of a conflict between the provisions of the printed form Escrow Instructions and these Supplemental Escrow Instructions, the provisions of these Supplemental Escrow Instructions shall control. Paragraphs 12 and 13 of the printed form Escrow Instructions are hereby deleted.

     2. THE PROPERTY. The term "the Property" shall include the following:

         (a) the Seller's interest in the ground lease (the "Ground Lease") executed by and between Olive Stanford as Landlord, and Seller as Tenant, and dated January 30, 1998, for the approximately thirty-two thousand six hundred forty (32,640) square feet of unimproved real property located at 29th Street and Camelback in Phoenix, Arizona (the "Property"), as legally described on Exhibit A attached hereto, including all right, title and interest of the Seller in and to any easements, covenants and other rights appurtenant to the Property, and all right, title and interest of the Seller in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining the Property;

         (b) a two (2) story office building containing approximately twenty-four thousand 24,000 square feet of office space with two (2) floors of underground parking to be constructed on the Property (the "Improvements"). The Improvements will be constructed in accordance with plans and specifications to be mutually agreed upon by Buyer and Seller and in compliance with the terms of Exhibit B attached hereto;

         (c) all right, title and interest of the Seller in and to the contracts and agreements listed in Exhibit C attached hereto and made a part hereof;

         (d) all personal property, furniture, furnishings, fixtures, equipment and other tangible personal property owned by the Seller as listed in Exhibit D attached hereto and made a part hereof;

         (e) all warranties, licenses and other tangible property used in the operation of the Improvements and the Land.

     3. PURCHASE PRICE AND TERMS OF PAYMENT.

         The purchase price of the Property shall be the sum of Four Million Three Hundred Eight Thousand Eight Hundred Forty-Six Dollars ($4,308,846), subject to adjustments to the budget for the cost of the Improvements as agreed upon by Buyer and Seller and shall be paid as follows:

         (a) An earnest money deposit of Six Hundred Fifty-Eight Thousand Six Hundred Forty-Six Dollars ($658,646) represented by Buyer's execution of a promissory note ("Note") in the form attached as Exhibit E to Seller shall be deposited with Escrow Agent upon execution of this Agreement by both Seller and Buyer. Upon (A) Buyer's approval of (1) the Guaranteed Maximum Price Construction Contract for the Improvements, (2) the Permanent Financing Commitment, (3) a Construction Budget, and (4) the Interior Drawings and (B) the funding of the Stock Subscription Contracts being executed contemporaneously herewith and attached hereto as Exhibit I, the Note will be replaced by Buyer with a like amount of cash that will be nonrefundable (except in the event of Seller's default) and will be released from escrow to Seller to be used by Seller as owner's funds for the construction loan. Buyer agrees to deliver to Seller its approval or disapproval of (1) the Guaranteed Maximum Price Construction Contract, (2) the Permanent Financing Commitment, (3) a Construction Budget, and (4) the Interior Drawings, within ten (10) days after its receipt of all such final documents. Buyer agrees that it shall not unreasonably withhold its approval of such documents, and further agrees that if such documents do not substantially differ in form from (1) the Guaranteed Maximum Price Construction Contract, (2) the Permanent Financing Commitment, (3) a Construction Budget, and (4) the Interior Drawings (the Loan Application for the Permanent Financing Commitment and the Construction Budget have been reviewed by Buyer), Buyer will not withhold its approval of such documents. If Buyer disapproves of any of such items, then Seller shall have twenty (20) days from the date of such written disapproval to cure such objections to Buyer's satisfaction. If Seller is unable to cure such objections, then Buyer shall not be obligated to replace the Promissory Note with cash, and this Agreement shall terminate and be of no further force or effect.

         (b) The balance of the purchase price shall be paid at Close of Escrow, via cash, certified check or wired funds.

         (c) In addition to the Purchase Price, Buyer will deliver to Seller, at the Closing, twenty-five thousand (25,000) shares of the common stock of Buyer.

     4. OPENING DATE. Escrow shall be deemed opened on the date (the "Opening Date") when at least one (1) fully executed original of this Agreement has been delivered to the Escrow Agent along with the "Note" representing the earnest money deposit of Six Hundred Fifty-Eight Thousand, Eight Hundred Forty-Six ($658,846). Escrow Agent shall advise Buyer and Seller in writing of the Opening Date.

     5. CLOSE OF ESCROW. Close of Escrow shall occur immediately upon the occurrence of both (a) the substantial completion of the Improvements, in accordance with the final plans and specifications which have been approved by both Buyer and Seller and (b) the funding of the Permanent Loan. At Close of Escrow, conveyancing documents shall be recorded as provided in this Agreement. Close of Escrow shall be held at the offices of Escrow Agent, unless a different location is otherwise mutually agreed upon.

     6. EARNEST MONEY. The timely deposit of the Note representing the earnest money and the replacement thereof referred to in this Agreement is an express condition precedent to Seller's obligations under this Agreement. If Buyer fails to timely replace the Note with a like amount of cash (unless Buyer is not so obligated to do), then Buyer shall be deemed to be in default hereunder, the Escrow Agent is hereby instructed to deliver the Note to Seller, and the Buyer shall be fully liable to the Seller for full payment under the Note.

     7. INTENTIONALLY DELETED.

     8. TITLE INSURANCE.

         (a) At Close of Escrow, Seller shall provide Buyer with an extended coverage lessee's policy of title insurance issued by Escrow Agent or its underwriters in the full amount of the sales price, effective as of the Close of Escrow. The policy shall contain such endorsements as are reasonably required by

Buyer, but the incremental cost of the endorsements shall be the responsibility of Buyer. Seller shall pay the premium which would have been charged for a standard coverage lessee's policy, and the additional premium charge for the extended coverage lessee's title insurance policy shall be borne by Buyer.

         (b) The obligations of Seller to provide the title insurance called for in this Paragraph shall be satisfied if, at the Close of Escrow, Escrow Agent has given a binding commitment to issue the title insurance in the form required by this Paragraph and if the actual policy is delivered within a reasonable time following the Close of Escrow.

     9. INTENTIONALLY DELETED.

     10. CONVEYANCE OF PROPERTY.

         (a) At Close of Escrow, Seller shall convey its leasehold interest to the Property to Buyer by an Assignment of Tenant's interest in the Ground Lease, in the form attached as Exhibit F, subject to the Ground Lease, current taxes and assessments, reservations in patents, all easements, rights of way, encumbrances, liens, covenants, conditions, restrictions, obligations, liabilities and all other matters of record.

         (b) At Close of Escrow, Seller shall transfer and assign to Buyer title to the personal property owned by Seller and included within the definition of "Property" by bill of sale, in the form attached as Exhibit G, without representation or warranty as to title or the condition thereof.

         (c) At Close of Escrow, Seller shall execute and deliver to Buyer an Assignment and Assumption (without recourse or warranty) of the Service Contracts, in the form attached as Exhibit H and Buyer shall, subject to the limitations of the next sentence, expressly assume the Seller's obligations under the Service Contracts. To the extent any Service Contract may be canceled on or before Close of Escrow without liability to Seller, and Buyer gives notice to Seller prior to the end of Buyer's Contingency Period that Buyer does not wish to assume it (or them), Seller not assign any such Service Contract to Buyer.

     11. MAINTENANCE OF PROPERTY PRIOR TO CLOSING. Until the Close of Escrow, Seller or Seller's agent shall keep the Property insured against fire and other hazards covered by extended coverage endorsement and comprehensive public liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property.

     12. POSSESSION. Possession of the Property shall be delivered to Buyer upon the Close of Escrow.

     13. SELLER'S REPRESENTATIONS AND WARRANTIES AND CONDITION OF PROPERTY.

         (a) Seller is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Arizona.

         (b) Seller is authorized to perform its obligations under this Agreement, and the execution of this Agreement will not violate any material terms of Seller's Limited Partnership Agreement.

         (c) There are no pending lawsuits or administrative proceedings affecting the property or any portion thereof, nor does Seller have actual knowledge of any such action as presently contemplated.

         (d) There are no tenant leases or contracts or agreements, other than those listed in Exhibit C which will remain in effect after the closing.

         (e) No consent, approval, order or authorization of any person not a party to this Agreement, and no consent, approval, declaration or filing of any governmental authority on the part of Seller is required in connection with the execution and delivery of this Agreement or the performance of the transactions contemplated herein, except the consent of the Landlord under the Ground Lease.

         (f) Seller has paid, or by the Closing Date will pay, all real property taxes of every kind and nature imposed on the Property, except such property taxes as shall be prorated between Buyer and Seller as of the Closing Date.

         (g) Seller has no actual knowledge of any material defect or error in any of the Property Documents delivered to Buyer nor of any other information with respect to the Property which would materially and adversely affect the development thereof.

         (h) Seller represents and warrants that the Property is in compliance with state, local and federal laws respecting accessibility or nondiscrimination as to people with disabilities, including, but not limited to, the Americans With Disabilities Act.

         (i) Seller represents and warrants that the Property will be zoned to allow construction and use of the Improvements.

         (j) Buyer acknowledges that Buyer has fully investigated the Property and all records and documents relating thereto to Buyer's satisfaction. Seller is therefore released from all responsibility and liability regarding the condition, valuation or utility of the Property. Buyer expressly acknowledges that Buyer is buying the Property in an "as is" condition, and that Buyer has not relied on any warranties, promises, understandings or representations, express or implied, of Seller or any agent of Seller relating to the Property which are not expressly contained in this Agreement. Buyer acknowledges that any and all leasing information, feasibility or marketing reports, or other information of any type which Buyer has received or may receive from Seller or Seller's agents is or has been furnished on the express condition that Buyer shall or would make an independent verification of the accuracy of any and all such information, all such information being furnished without any warranty whatsoever. Buyer agrees that Buyer will not attempt to assert any liability against Seller for furnishing such information, and Buyer agrees to indemnify and hold Seller free and harmless from any and all such claims of liability. This indemnity shall survive the Close of Escrow or the termination of this Agreement.

         (k) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLER HEREBY DISCLAIMS ALL WARRANTIES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING WARRANTIES OF HABITABILITY, MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE), WHETHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES WITH RESPECT TO THE PROPERTY, THE ZONING OF THE LAND, THE SOIL CONDITIONS OF THE LAND, OR THE SUITABILITY OF THE PROPERTY FOR BUYER'S INTENDED USE THEREOF. BUYER ACKNOWLEDGES THAT BUYER WILL CONDUCT A DILIGENT INVESTIGATION OF THE PROPERTY WITH REGARD TO ITS CONDITION, PROFITABILITY, PERMITTED USE, AND SUITABILITY FOR BUYER'S INTENDED USE THEREOF, AS WELL AS ALL OTHER FACTORS DEEMED MATERIAL TO BUYER AND WILL EMPLOY SUCH INDEPENDENT PROFESSIONALS IN CONNECTION THEREWITH AS DEEMED NECESSARY BY BUYER. BUYER FURTHER ACKNOWLEDGES THAT BUYER IS PURCHASING THE PROPERTY "AS IS" AND IN ITS PRESENT CONDITION AND THAT BUYER IS NOT RELYING UPON ANY REPRESENTATION OF ANY KIND OR NATURE MADE BY SELLER, OR ANY OF ITS EMPLOYEES OR AGENTS, WITH RESPECT TO THE PROPERTY, AND THAT, IN FACT, NO SUCH REPRESENTATIONS WERE MADE.

         (l) FURTHER, AND WITHOUT IN ANY WAY LIMITING ANY OTHER PROVISION OF THIS AGREEMENT, SELLER MAKES NO WARRANTY WITH RESPECT TO THE PRESENCE ON OR BENEATH THE PROPERTY (OR ANY PARCEL IN PROXIMITY THERETO) OF HAZARDOUS SUBSTANCES OR MATERIALS WHICH ARE CATEGORIZED AS HAZARDOUS OR TOXIC UNDER ANY LOCAL, STATE OR FEDERAL LAW, STATUTE, ORDINANCE, RULE, OR REGULATION PERTAINING TO ENVIRONMENTAL OR SUBSTANCE REGULATION, CONTAMINATION, CLEANUP OR DISCLOSURE, AND SHALL HAVE NO LIABILITY TO BUYER THEREFOR. BY ACCEPTANCE OF THIS AGREEMENT AND THE DEED, BUYER ACKNOWLEDGES THAT BUYER'S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF SUCH PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) WILL BE

ADEQUATE TO ENABLE BUYER TO MAKE BUYER'S OWN DETERMINATION WITH RESPECT TO THE PRESENCE ON OR BENEATH THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) OF SUCH HAZARDOUS SUBSTANCES OR MATERIALS.

         (m) Notwithstanding the foregoing, Seller represents to Buyer that Seller has disclosed to Buyer all material information it has concerning the Property. Seller knows of no condition or event which is not disclosed to Buyer which would have a material, adverse impact on the Property. Seller has not failed to disclose any information to Buyer necessary to ensure that any representation made herein is not in any way misleading.

     14. CLOSING DELIVERIES.

         (a) SELLER'S DELIVERIES. Seller shall deliver, at or before the Closing, the following documents:

              (1) An Assignment of Tenant's interest in the Ground Lease, in the form attached hereto as Exhibit F.

              (2) A Bill of Sale to the personal property in the form attached hereto as Exhibit G.

              (3) The contracts described in Exhibit C.

              (4) An assignment of contracts described on Exhibit C by way of an Assignment and Assumption of Contracts in the form attached as Exhibit H.

              (5) An Affidavit pursuant to the Foreign Investment in Real Property Tax Act in the Escrow Agent's standard form.

              (6) A partnership resolution authorizing Seller's consummation of this transaction.

              (7) Seller's certificate representing and warranting to Buyer that the Improvements have been completed in accordance with the Construction Plans set forth on Exhibit B.

         (b) BUYER'S DELIVERIES. Buyer shall deliver, at or before the Closing, the following:

              (1) The purchase price.

              (2) The Assignment and Assumption of Contracts.

         (c) POST-CLOSING DELIVERIES. Subsequent to Closing, Seller shall provide to Buyer copies of form letters to contractors, utility companies and others serving the Property, advising them of the sale of the Property to Buyer and directing to Buyer all bills for the services provided to the Property on and after the Closing Date. Seller shall be entitled to the return of any deposits posted by it with any such company.

          15. PRORATIONS AND CLOSING COSTS.

         (a) Seller and Buyer shall each pay one-half (1/2) of the escrow charges. Real estate taxes, rents (i.e., tenant leases), contract payments, irrigation assessments, improvement liens and utilities shall be prorated in the escrow as of Close of Escrow, based on the latest information available to Escrow Agent. On or before Close of Escrow, and as a condition thereof, Buyer agrees to deposit with Escrow Agent cash in an amount sufficient to pay all closing costs payable by Buyer. Any utility deposits shall be credited to Seller, if not returned to Seller by the respective utility companies.

         (b) Any other closing costs, including recording and filing fees, shall be paid by Buyer and Seller according to the usual and customary practice in Maricopa County, Arizona.

          16. DEFAULTS AND REMEDIES.

         (a) SELLER'S REMEDIES. If Buyer fails to consummate this transaction in accordance with this Agreement for any reason other than a material default by Seller, then Seller shall be entitled to seek any and all remedies available to it, at law or in equity.

         (b) BUYER'S REMEDIES. If Seller fails to consummate this transaction in accordance with this Agreement for any reason other than a default by Buyer or a termination of this Agreement permitted herein, then Buyer's exclusive remedies shall be (i) to terminate this Agreement and recover from Escrow Agent, by written request, the Note or (ii) instead, to waive such failure and seek specific performance of the conveyance of the Property. Any action for specific performance under the preceding clause (ii) must be commenced within forty-five
(45) days after the scheduled Close of Escrow hereunder. Except for delay damages under Paragraph 31 accrued to the date of cancellation, Buyer shall have no right to bring or maintain any action for monetary damages for any breach of this Agreement by Seller, and Buyer hereby waives any and all rights to any such cause of action. Buyer's right to recover the Note is subject to its prior submission to Escrow Agent of an enforceable release, in recordable form, of any and all rights that Buyer may have regarding Seller or the Property and this Agreement, such release to be in form and substance reasonably acceptable to Seller.

     17. CONDEMNATION. In the event of any condemnation or conveyance in lieu of condemnation of all or a material part of the Property subsequent to the end of the Buyer's Contingency Period, Seller shall promptly notify Buyer and either party shall have the option to terminate this Agreement on written notice to the other on or before the date and time herein specified for the Close of Escrow. If this Agreement is not so terminated by either party, Seller shall assign to Buyer at the Close of Escrow, in lieu of conveyance of the Property, or such part of the Property as is the subject of such condemnation or conveyance in lieu of condemnation, Seller's right, title and interest, if any, to receive the condemnation proceeds or proceeds for sale in lieu of condemnation payable in connection with such taking or sale. In such event, Seller shall also deliver to Buyer at the Close of Escrow any condemnation proceeds or proceeds from a sale in lieu of condemnation which may have been received by Seller prior to the Close of Escrow.

     18. COMMISSIONS. If, and only if, this transaction closes, Seller agrees to pay a commission (pursuant to separate agreement) to Lee & Associates. Buyer and Seller each warrant and represent that no other finder's fee, brokerage commission or other compensation shall be due in connection with this transaction. If any other person shall assert a claim to a finder's fee, brokerage commission, or other compensation on account of alleged employment as a finder or broker in connection with this transaction, the party under whom (or by whose acts) the finder or broker is claiming shall indemnify and hold the other party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including but not limited to, attorneys' fees and court costs in defending against such claim. This indemnity shall survive the Close of Escrow or the termination of this Agreement. If this transaction does not close, no commission or any part of the earnest money shall be due under any circumstances.

     19. RISK OF LOSS. During the pendency of the escrow, the risk of loss or destruction of the Property shall be Seller's.

     20. ASSIGNMENT. Buyer shall have the right to assign its interest in this Agreement, subject to Seller's prior written consent, and further subject to Seller's participation in one hundred percent (100%) of the profits derived from Buyer as a result of the assignment; provided, however, that Seller shall not participate in any of the profits if Buyer assigns its rights in this Agreement to Buyer's parent company, if any, to a company which Buyer owns, or to a company which is a subsidiary of Buyer's parent company, if any.

     21. NOTICES. All notices or other communications required or provided to be sent by either party or Escrow Agent shall be in writing, shall be delivered by one or more of the following methods and shall be effective as indicated below:

         (a) By hand-delivery, in which event notice is deemed to be effective on the date that notice is received; or

         (b) by United States Postal Service certified or registered mail, postage prepaid, in which event notice is deemed to be effective on the date which is three (3) days after the date on which notice is mailed; or

         (c) by overnight delivery by a commercial entity which is in the business of providing overnight delivery service (fees prepaid) or by overnight United States Postal Service delivery (fees prepaid), in which event notice is deemed to be effective on the date following the date on which notice is properly deposited with such commercial entity or with the United States Postal Service; or

         (d) by electronic facsimile process, in which event notice is deemed to be effective on the date of electronic transmission properly made (if transmission is made before 12:00 o'clock noon, sender's time), or on the next day after the date of electronic transmission properly made (if transmission is made after 12:00 o'clock noon, sender's time).

Notices shall be sent to the addresses shown below or at such other address or addresses (but neither party may designate a post office box for receipt of notices) as the parties or Escrow Agent may, from time to time, specify in writing, such changes to be made in a like manner:

         To Buyer:            CAPITAL TITLE GROUP, INC.
                              14555 N. Scottsdale Rd., Suite 320
                              Scottsdale, AZ85254
                              Attn: Don R. Head
                              FAX: 602/483-8968

         With a copy to:      Dale A. Head
                              3636 North Central Avenue, Suite 1100
                              Phoenix, AZ 85012
                              FAX: 602/265-7372

         To Seller:           KDC-AZ, LLC
                              2425 E. Camelback Rd., Suite 1175
                              Phoenix, AZ 85016
                              Attn: President
                              FAX: 602/955-1779

         With a copy to:      KOLL DEVELOPMENT COMPANY, LLC
                              4343 Von Karman Avenue
                              Newport Beach, California 92600
                              Attn: President
                              FAX: 714/975-0136

         With a copy to:      SACKS TIERNEY P.A.
                              2929 North Central Avenue
                              Fourteenth Floor
                              Phoenix, Arizona85012-2742
                              Attn: Robert G. Kimball, Esq.
                              FAX: 602/279-2027

     22. MERGER. This Agreement, together with Exhibits A through J, constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement. All prior and contemporaneous agreements, representations and understandings, written or oral, are superseded by and merged into this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless in writing and executed by Buyer and Seller.

     23. TIME OF THE ESSENCE. With regard to all of the provisions contained in this Agreement, time is of the essence.

     24. FURTHER DOCUMENTATION. Each party agrees in good faith to execute such further or additional documents as may be necessary or appropriate to fully carry out the intent and purpose of this Agreement.

     25. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona.

     26. SEVERABILITY. In the event one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision herein, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     27. WAIVERS. The waiver by any party hereto of any right granted to it hereunder shall not be deemed to be a waiver of any other right granted herein, nor shall same be deemed to be a waiver of a subsequent right obtained by reason of the continuation of any matter previously waived.

     28. ATTORNEYS' FEES. The prevailing party in any litigation, arbitration or other proceedings arising out of this Agreement shall be reimbursed by the other party for all costs and expenses incurred in such proceedings, including reasonable attorneys' fees.

     29. COUNTERPARTS; DUPLICATE ORIGINALS. This Agreement may be executed in multiple counterparts and when a counterpart has been executed by each of the parties hereto such counterparts, taken together, shall constitute a single agreement. Duplicate originals may also be utilized, each of which shall be deemed an original document.

     30. TIME FOR PERFORMANCE. The time for performance of any obligation or any other action under this Agreement shall be deemed to expire at 4:00 p.m., Mountain Standard Time, on the last day of the applicable time period provided for herein. However, if the time for the performance of any obligation or other action under this Agreement expires on a Saturday, Sunday or legal holiday, the time for performance shall be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

     31. CONSTRUCTION AND COMPLETION OF IMPROVEMENTS. Seller shall deliver the Improvements to Buyer so that Buyer may occupy and utilize the Improvements on or before August 1, 1999. If Seller fails to so deliver the Improvements to Buyer on or before August 1, 1999, Seller agrees to be responsible for all additional costs and expenses which Buyer incurs as a result of Seller's failure to timely deliver the Improvements, which costs and expenses will not include Buyer's Rent at the normal charge and rate. Seller agrees that if it is unable to deliver the Improvements to Buyer on or before December 1, 1999, Buyer shall have the right to terminate this Agreement. Seller agrees that Buyer may inspect the Improvements during the course of construction at anytime Buyer requests, on twenty-four hours prior notice to Seller. Seller agrees to cause all construction and other warranties it receives from the subcontractors who will construct the Improvements to be assigned to Buyer. The General Contractor's Warranty will be in the form attached as Exhibit J. The parties agree that the dates set forth herein will be extended during any period in which Seller is unable to continue construction due to "FORCE MAJEURE" items, or to destruction of the Improvements by fire or otherwise, or delays caused by Buyer. Seller warrants that Contractor's Warranty will be enforceable by Buyer and not subject to any defenses at law or equity (unless Buyer, through its action or inaction, causes the Warranty to be unenforceable or the defenses to be unavailable). Seller indemnifies and holds Buyer harmless from any loss due to breach of Seller's Warranty in this Paragraph.

     32. CONSTRUCTION CONTRACT. Seller agrees to execute a "not to exceed" contract for the construction of the Improvements with a general contractor, subject to the approval of Buyer as set forth in Paragraph 3.(a). Seller agrees to credit Buyer at the Closing with the amount by which the actual construction costs are less than the costs set forth in the Construction Contract. No change orders will be made to the Construction Contract unless agreed to, in writing, by Seller, Buyer and the general contractor.

     33. LETTER OF CREDIT. Buyer agrees that in order to assume a permanent loan for the Improvements, a letter of credit has been required by the Lender. Buyer agrees to provide a letter of credit in favor of Lender in the face amount of Five Hundred Thousand Dollars ($500,000). The Lender shall be entitled to draw against such letter of credit to the extent of the Lender's expenses for lease commissions, tenant improvements and debt service, if the Improvements become vacant by reason of Buyer's default. The letter of credit shall remain in place for the ten (10) year term of the loan or earlier payoff of such loan. Buyer agrees to properly renew such letter of credit as required to keep it in place for such term.

     34. SUBSIDIARY. Buyer agrees that it will assign its interest in this Agreement to a wholly-owned subsidiary, which subsidiary will be a entity created for the sole purpose of holding title to the Property.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this _____ day of _______________________, 1998.

                                     SELLER:

                                     KDC-AZ, LLC, a Delaware limited
                                     liability company

                                     By: KOLL  DEVELOPMENT  COMPANY,  LLC,
                                         a Delaware  limited liability company,
                                         its manager

                                     By:
                                          --------------------------------------

                                     Its: --------------------------------------


                                     BUYER:

                                            CAPITAL TITLE GROUP, INC.

                                     By:
                                          --------------------------------------

                                     Its: --------------------------------------

The provisions of this Agreement
are hereby acknowledged and
agreed to:

CAPITAL TITLE GROUP, INC.


By:
     --------------------------------------

Its:
     --------------------------------------

"ESCROW AGENT"

                                    GUARANTEE

         KOLL DEVELOPMENT  COMPANY,  LLC, a Delaware limited liability  company,
hereby  agrees  to  unconditionally   and  irrevocably   guarantee  all  of  the
obligations of Seller set forth in this agreement.

                                     KOLL DEVELOPMENT COMPANY, LLC, a Delaware limited liability company

                                     By:
                                          --------------------------------------

                                     Its:
                                          --------------------------------------

                                     Date:
                                          --------------------------------------

                               ESCROW INSTRUCTIONS

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

                            PLANS AND SPECIFICATIONS

                                    EXHIBIT C

                            CONTRACTS AND AGREEMENTS

                                    EXHIBIT D

                           TANGIBLE PERSONAL PROPERTY

                                    EXHIBIT E

                                 PROMISSORY NOTE

                                    EXHIBIT F

                 ASSIGNMENT OF TENANT'S INTEREST IN GROUND LEASE

                                    EXHIBIT G

                                  BILL OF SALE
                                  ------------

         For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, KDC-AZ, LLC, a Delaware limited liability company (the "Seller") hereby conveys to CAPITAL TITLE GROUP, INC. (the "Buyer"), all of Seller's right, title and interest in and to those certain items of personal property described on Exhibit A attached hereto and made a part hereof (the "Personal Property").

         Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, but not limited to: title, merchantability of the Personal Property or its fitness for any particular purpose; the design or condition of the Personal Property ; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects, except that Seller warrants that the Personal Property is free and clear of all liens, claims and encumbrances in favor of any third party. Purchaser accepts the Personal Property on an "AS IS, WHERE IS" basis, and "WITH ALL FAULTS."

         IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of the day of , 1998.

                                     KDC-AZ, LLC, a Delaware
                                     limited liability company

                                     By: KOLL DEVELOPMENT  COMPANY,  LLC,
                                         a Delaware limited  liability
                                         company, its member


                                     By:
                                         ---------------------------------------

                                     Its:
                                         ---------------------------------------

                                    EXHIBIT A

                                PERSONAL PROPERTY

                                    [To Come]

                                    EXHIBIT H

                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS

         For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, KDC-AZ, LLC, a Delaware limited liability company (the "Assignor"), hereby assigns and delegates to CAPITAL TITLE GROUP, INC., an Arizona corporation (the "Assignee"), with an office and place of business at 14555 N. Scottsdale Rd., Suite 320, Scottsdale, AZ 85254, and Assignee hereby assumes and accepts the assignment and delegation of all of Assignor's right, title and interest in, to and under the contracts described on Exhibit A attached hereto.

         Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees and costs, originating prior to and including the date hereof and arising out of Assignor's obligations under the Contracts described in Exhibit A. Assignee hereby agrees to hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees, originating after the date hereof and arising out of the Assignee's obligations under the Contracts described in Exhibit A.

         If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees.

         This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the day of , 1998.

                                     ASSIGNOR:

                                     KDC-AZ, LLC, a Delaware limited liability company

                                     By: KOLL DEVELOPMENT  COMPANY,  LLC,
                                         a Delaware limited  liability
                                         company, its manager


                                     By:
                                           -------------------------------------

                                     Its:
                                           -------------------------------------

                                     ASSIGNEE:

                                     CAPITAL TITLE GROUP, INC.



                                     By:
                                           -------------------------------------

                                     Name:
                                           -------------------------------------

                                     Its:
                                           -------------------------------------

                                    EXHIBIT A

                                    CONTRACTS


                                    [To Come]